Exhibit 31.1

I, Michael J. Antonoplos, certify that:

1. I have reviewed this annual report on Form 10-KSB of Biofield Corp. for the year ended December 31, 2006;

2.  Based on my  knowledge,  this  annual  report  does not  contain  any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made,  not  misleading  with  respect to the period  covered by this annual report;

3.  Based  on my  knowledge,  the  financial  statements,  and  other  financial information  included  in this annual  report,  fairly  present in all  material respects the financial  condition,  results of operations  and cash flows of the small  business  issuer as of, and for,  the  periods  presented  in this annual report;

4. The small business  issuer's other  certifying  officer and I are responsible for establishing and maintaining  disclosure controls and procedures (as defined in Exchange  Act Rules  13a-15 (e) and 15d-15  (e)) and  internal  control  over financial  reporting (as defined in Exchange Act Rules  13a-15(f) and 15d-15(f)) for the small business issuer and have:

     a)  Designed  such  disclosure  controls  and  procedures,  or caused  such disclosure controls and procedures to be designed under our supervision, to ensure that material  information  relating to the small  business  issuer, including its consolidated subsidiary, is made known to us by others within  those entities,  particularly during the period in which this annual report is being prepared;

     b) Designed such internal control over financial reporting,  or caused such  internal  control  over  financial  reporting  to  be  designed  under  our supervision,  to provide reasonable  assurance regarding the reliability of financial  reporting  and  the preparation of financial statements  for external purposes in accordance with generally accepted accounting principles;

     c) Evaluated the  effectiveness of the small business  issuer's  disclosure controls and procedures, and presented in this report that now that the transition to new management is more complete, we are working to improve our disclosure controls and procedures,  as of the end  of the period covered by this annual report based on such evaluation; and

     d)  Disclosed  in this  annual  report  any  change in the  small  business issuer's internal control over financial reporting that occurred during the small business issuer's fourth quarter that has materially affected,  or is reasonably  likely  to  materially  affect,  the  small  business  issuer's internal control over the financial reporting; and

5. The small business  issuer's other  certifying  officer and I have disclosed, based  on  our  most  recent  evaluation  of  internal  control  over  financial reporting,  to the small business  issuer's  auditors and the audit committee of the small  business  issuer's  board of  directors  (or persons  performing  the equivalent functions):

     a) All significant  deficiencies  and material  weaknesses in the design or operation of internal control over financial reporting which are reasonably  likely to adversely  affect the small  business  issuer's ability to record,  process, summarize and report financial information; and

     b) Any fraud,  whether or not material,  that involves  management or other employees  who  have a  significant  role in the  small  business  issuer's internal control over financial reporting.

Date: October 22 , 2007

          By: /s/ Michael J. Antonoplos

                                           Michael J. Antonoplos

                                           Chief Executive Officer